RIVERSIDE MASTER
                                      LEASE

         THIS LEASE ("Lease") is entered into by and between CAX RIVERSIDE, L.L.C., a Delaware limited liability company ("Lessor"), and RIVERSIDE GOLF COURSE COMMUNITY, L.L.C., a Delaware limited liability company ("Lessee"), and is effective on the date last executed by Lessor and Lessee (the "Effective Date").

                                   WITNESSETH:


         Article 1         Definitions.

         1.1 Capital Expenditures. Those arms-length expenditures customarily characterized as capital expenditures in accordance with generally accepted accounting principles consistently applied including but not limited to the costs of developing additional residential phases, nine additional golf holes, community centers, golf pro-shop, marina, water and sewer treatment plant, expansion, roads and related infrastructure together with construction interest thereon.

         1.2 Expenses. The aggregate amount of monies actually paid by the Lessee in connection with the operation of the Premises pursuant to arms-length transactions during each respective Lease Quarter and Lease Year, as the case may be, except as hereinafter provided to the contrary, for (i) Labor Costs (as defined hereinbelow), (ii) general maintenance, repairs and replacements, (iii) premiums actually paid by the Lessee for insurance customarily carried for property comparable to the Premises, (iv) charges (including applicable taxes) for or in connection with real estate taxes, assessments, water charges and sewer rents, (v) customary and reasonable accounting and auditing expenses and customary and reasonable attorneys' fees, (vi) management fees paid to a managing agent reasonably approved by Lessor, (vii) fees paid to unaffiliated third parties for consulting, engineering or other professional services provided that such fees are customary and commercially reasonable in amount,
(viii) other expenses which are not discretionary and are required by law, (ix) sales tax paid hereon, if any, and (x) reserves for Capital Expenditures (as defined below), and (xi) other commercially reasonable expenses in connection with, and related solely to, the operation and maintenance of the Premises which are usual and customary for comparable properties located in the vicinity of the Premises. All of the foregoing items shall be substantiated by evidence satisfactory to Lessor in its reasonable discretion. Without limiting the generality of those items which shall not be included in, or which shall be excluded from, Expenses, the following shall be specifically excluded from
Expenses:

         (a) general overhead expenses of the Lessee, whether in connection with the operation of the Premises or otherwise;



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         (b)      depreciation, amortization and other non-cash items;

         (c) prepaid expenses which are not customarily prepaid in the ordinary course of business; and

         Capital Expenditures other than Capital Expenditures which relate to minor capital improvements, which shall be deemed to be an Expense but only (x) if Lessor shall have approved same in writing, which approval shall not be unreasonably withheld and (y) in an amount not to exceed for the applicable period, the amortization for such improvements determined on a straight line basis over the useful life of the improvement in accordance with generally accepted accounting principles, consistently applied) and other than those Capital Expenditures contemplated through reserves.

         1.3 Gross Revenue. The aggregate of all revenue from all sources in respect of the operation of each Phase of the Premises (as defined hereinbelow) (including, without limitation, pursuant to or in connection with any leases of mobile home spaces, golf course and marina excluding any income from the operation of the water and sewer treatment plant) received by the Lessee for each respective Lease Quarter and Lease Year, as the case may be, other than condemnation awards and insurance proceeds (except for the proceeds of rental loss insurance, which shall be deemed to be Gross Revenue) to the extent actually used by Lessee to restore the affected portion of the Premises, and security deposits, except to the extent such sums are applied to the payment of any rent, additional rent or other sums due under any of the leases; provided, however, that not withstanding anything to the contrary contained in this Lease, Gross Revenue shall not include any item of revenue unless such item would be treated as "rents from real property" within the meaning of Section 856(d) of the Code, determined as if such item had been received or accrued by CAX.

         1.4 Labor Costs. All customary and reasonable expenses actually paid by Lessee pursuant to arms-length transactions during any Lease Quarter which are directly related to the employment of personnel whose responsibilities relate solely to the Premises, including amounts paid for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers compensation, insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed pursuant to any collective bargaining agreement.

         1.5 Lease Quarter. The period beginning on November 20, 1998 and ending March 31, 1999, and each subsequent three (3) month period thereafter until the expiration of the Term (as defined hereinbelow).

         1.6 Lease Year. The period beginning on January 1, 1999 and ending on December 31, 1999, and each subsequent twelve (12) calendar month period thereafter

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until the expiration of the Term (as defined hereinbelow).

         1.7 Net Cash Flow. For each respective Lease Quarter and Lease Year, as the case may be, the amount, if any, by which Gross Revenue exceeds Expenses for such Lease Quarter or Lease Year.

         1.8 Phases. There are currently planned five phases of development for a total of 1,186 units broken down as follows:


         Phase No.                 Proposed Units
Phase I (completed)                     244
Phase II                                100
Phase III                               100
Phase IV                                100
Phase V                                 100
Phase VI                                100
Unallocated                             442
Total                                  1,186
============================ ==========================

Phase I is full developed having 244 fully developed spaces with approximately 220 spaces occupied by residents paying rent.

         1.9 CAX. Commercial Assets, Inc., a Maryland corporation which is the sole member of Lessor.

         1.10 Code. The Internal Revenue Code of 1986, as amended.

         Article 2         Grant and Term.

         2.1 Premises. In consideration of the rents, covenants and agreements herein set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor those certain premises, fixtures and improvements located on each Phase thereon, located in Hillsborough County, Florida, including the mobile home park, golf course and marina, the street address of which is Universal Drive, Ruskin, FL 33570, and which is more particularly described on Exhibit "A" attached hereto (collectively, the "Premises"). Lessee hereby accepts the Premises "as is," without any representation or warranty of any kind, either express or implied, on behalf of Lessor. Accordingly, Lessee acknowledges and agrees that is has inspected the Premises, including, but not limited to: structural elements, sewage, utility systems, and other facilities; the soils and geology of the

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premises;  the zoning and other legal status of the Premises;  the habitability, merchantability and fitness of the Premises; the adequacy of the Premises for any particular purpose; and the Premises' compliance with applicable codes, laws, regulations, statutes, ordinances, covenants, conditions, and restrictions of any kind.

         2.2 Quiet Enjoyment. Upon payment by Lessee of the Rent (as defined hereinbelow) herein provided, and upon the observance and performance of all terms and provisions hereunder on Lessee's part to be observed and performed, Lessee shall have the right to quiet enjoyment of the Premises subject to the terms, conditions and covenants of this Lease.

         2.3 Term. The original term of this Lease shall commence November 20, 1998, and shall be for a period of fifty (50) years, expiring on December 1, 2049. The phrase "Term" as used in this Lease shall mean collectively, the Initial Term and any Renewal Term (as hereinafter defined) for which an option has been exercised by Lessee. Each Phase of the Premises will have its own commencement date but shall expire on December 1, 2049. The Renewal Terms and expiration dates shall be coterminous for all phases.

         2.4 Renewal Terms. If Lessee shall have kept and performed each and every covenant, agreement and provision herein, then Lessee may, at Lessee's option, renew this Lease for four (4) additional "Renewal Terms" (herein so called) of five (5) years each. Each Renewal Term shall commence on the date immediately following the last day of the Initial Term or the preceding Renewal Term, as the case may be. Such option is to be exercised by Lessee by written notice thereof given to Lessor not later than six (6) months nor earlier than fifteen (15) months prior to the expiration of the Initial Term or the preceding Renewal Term, as the case may be. If Lessee fails or omits to give Lessor the written notice herein required within the prescribed time, it shall be deemed without further notice and without further agreement, that Lessee elected not to exercise the option to extend the term of this Lease.

         Article 3  Rent.

         3.1 Lessee agrees to pay to Lessor as "Base Rent" (herein so called) for Phase I of the development on the Premises, the sums indicated on Exhibit "B" attached hereto and made a part hereof, which amounts are calculated using Lessor's land acquisition costs of $________ (the "Acquisition Amount") plus the cost of developing the nine additional golf holes, golf pro-shop and marina times the rent factor percentage shown on Exhibit B (the "Base Rent Factor"). Base Rent shall be payable monthly in equal monthly installments, plus all applicable sales tax. Rent shall commence on the first day of the Initial Term and shall be due and payable in advance on the first day of each calendar month thereafter without demand, set-off, or deduction whatsoever, at the office of the Lessor designated for notices. Lessee also shall pay all taxes, assessments and/or

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governmental  charges  of any kind and  nature  whatsoever  now or  subsequently levied or assessed upon the privilege of renting the Premises or upon the amount of rent collected therefor.

         3.2      Percentage Rent

                  (a) In addition to the payment of Base Rent, Phase Base Rent and Additional Rent (as defined in Sections 3.3 and 3.4 below), Lessee shall also pay to Lessor, within thirty (30) days after the end of each Lease Quarter, percentage rent ("Percentage Rent") equal to 50% of Net Cash Flow. The balance of Net Cash Flow shall be retained by Lessee. Notwithstanding anything in this paragraph 3 to the contrary, the Net Cash Flow paid as Percentage Rent within thirty (30) days after the end of each Lease Quarter shall be based upon amounts calculated on an accrual basis. Such calculations shall be prepared in accordance with generally accepted accounting principles. In accordance with the provisions of 3.2(c) hereinbelow, Lessee shall at the end of each Lease Year re-calculate the proper amount of the Percentage Rent that should have been paid during such Lease Year and shall make such adjustments as are necessary in accordance with the provisions of paragraph 3.2(c). Notwithstanding anything expressed or implied to the contrary in this Lease, amounts payable to Lessor as Percentage Rent shall be determined using only that revenue of Lessee which would qualify as "rents from real property" within the meaning of Section 856(d) of the Code, determined as if received or accrued directly by CAX. In the event that there is a final non-appealable decision by a court of competent jurisdiction or by the Internal Revenue Service, or if Lessor determines, that any item of revenue of Lessee was improperly or erroneously included in Gross Revenue in determining Net Cash Flow and the amount of Rent payable to Lessor, then, without prejudice to any other remedies that Lessor may have hereunder, Lessor shall, as promptly as practicable, refund to Lessee the resultant amount of Rent received in error. Lessor and Lessee shall, to the extent permitted by law, treat any such refund for all tax and other purposes as a retroactive adjustment to Rent for the period in which the item originally arose.

                  (b) Each payment of Percentage Rent shall be accompanied by a revenue and expense statement (prepared in accordance with generally accepted accounting principles consistently applied in such detail and with such back-up information as shall be reasonably required by Lessor) certified by Lessee as true, correct and complete, setting forth, among other things, Gross Revenue and Expenses for such Lease Quarter and the calculation and application of Net Cash Flow and Percentage Rent (if any) for such Lease Quarter.

                  (c) If the installments of Percentage Rent paid during and with respect to such Lease Year exceed the amount of Percentage Rent as recomputed on an annual basis, the amount of such excess shall be credited against the installments of Percentage Rent next coming due or shall be refunded to Lessee in the event no further installments

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of Percentage Rent are payable hereunder.  If the Percentage Rent paid to Lessor during such Lease Year is less than the amount of Percentage Rent as recomputed on an annual basis which should had been paid to Lessor, the amount of such deficiency shall be due and payable upon delivery of such annual financial
statement.   If  such  difference  between  Percentage  Rent  actually  due  and
Percentage Rent paid is equal to or greater than five percent (5%) of the amount of Percentage Rent actually due or regardless of the amount of the deficiency, if the deficiency is a result of fraud or willful misconduct on the part of Lessee, Lessee shall also pay to the Lessor upon delivery of such annual financial statements an additional amount equal to six percent (6%) of such underpayment as and for liquidated damages to compensate Lessor for the loss of use of such sums during the applicable Lease Year.

         3.3      Phase Base Rent and Unit Rent.

         Lessee agrees to pay to Lessor as "Base Rent" for Phases II, III, IV, V and VI of the Premises (the Phase Base Rent) , an amount calculated by using Lessor's allocated land acquisition costs of $3,000.00 per Unit for each Phase plus all per Unit allocated Capital Expenditures and Marketing Costs, as hereinafter defined, times the rent factor of 10% per annum (the "Phase Base Rent Factor"). Lessor and Lessee agree to amend this Lease to state the actual total Capital Expenditures and Marketing Costs for each Phase upon each Phase obtaining a certificate of occupancy for the first Unit within that Phase (the "Occupancy Date") including all closing costs, expenses, professional fees and other allocations. Which amount will be divided by the number of Units in that Phase to establish a per unit cost (the "Unit Cost") at the time a Unit is occupied by a resident and that resident is paying rent the Lessee agrees to pay Lessor additional base rent per occupied Unit equal to five percent (5%) of (the "Unit Rent"). Phase Base Rent shall be payable monthly in equal monthly installments, plus all applicable sales tax, if any, commencing on the first day of the seventh (7th) month following the Occupancy Date (the "Rent Commencement Date"). Prior to the Rent Commencement Date, funds advanced by Lessor to Lessee with respect to Capital Expenditures, Marketing Costs, and the Unit Costs shall bear interest at the rate of ten percent (10%) per annum which interest shall be capitalized as of the Rent Commencement Date. Rent shall commence on the Rent Commencement Date for that Phase and shall be due and payable in advance on the first day of each calendar month thereafter without demand, set-off, or deduction whatsoever, at the office of the Lessor designated for notices. If available cash flow is inadequate to satisfy any Phase Base Rent or Unit Rent, Lessee shall have the right to accrue the balance due Lessor until the cash flow is adequate to service Phase Base Rent or Unit Rent for each Phase. Any unpaid Phase Base Rent or Unit Rent shall be paid to Lessor prior to any payment of percentage rent on any Phase of the Development. Lessor shall advance at the request of Lessee the Capital Expenditures to the Lessee for each Phase in accordance with a Phase Development Budget previously approved in writing by Lessor. Lessor shall also advance, at the request of Lessee, the Lessee's share of Marketing Costs allocated to each Phase pursuant to a Phase Marketing Budget previously approved

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in writing by Lessor (the "Marketing Costs").

         3.4      Additional Rent.
         Lessee shall pay as "Additional Rent" (herein so called) all other sums and charges required to be paid by Lessee pursuant to the terms of this Lease. The terms Base Rent, Phase Base Rent, Unit Rent, Percentage Rent and Additional Rent are sometimes referred to herein collectively as "Rent." Lessee also shall pay all taxes, assessments and/or governmental charges of any kind and nature whatsoever now or subsequently levied or assessed upon the privilege of renting the Premises or upon the amount of Rent collected therefor.

         3.5      Past Due Rent.
         If the Lessee shall fail to pay when due and payable any Base Rent, or any other amounts or charges provided for in this Lease, and which failure is not cured within fifteen (15) days after written notice of such failure from Lessor, there shall become due and payable, in addition, an amount equal to ten percent (10%) of the amount past due to cover the Lessor's additional costs in handling delinquent charges. Further, if Lessee shall fail to pay within fifteen
(15) days after the same is due and payable any Base Rent, Additional Rent or any other amounts or charges provided for in this Lease, and which failure is not cured within fifteen (15) days after written notice of such failure from Lessor, such past due amount shall bear interest at the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum (herein the "Default Rate") from the date due until paid.

         Article 4  Real Estate Taxes.

         Lessee agrees to pay prior to delinquency all taxes, public and/or private assessments and governmental charges of any kind and nature whatsoever now or subsequently levied or assessed against the Premises. Lessee may contest any such taxes provided Lessee tenders full payment of same to Lessor prior to initiating such contest.

         Article 5  Utilities.

         To the extent not paid for by mobile home residents and sub-lessee of the marina and golf course, Lessee covenants and agrees to pay all charges for water, sewer, gas, electric, telephone, and other utilities and services used or consumed in or upon the Premises as and when the charges for the same shall become due and payable, and shall not allow the same to become delinquent or a lien upon the Premises.

         Article 6  Conduct of Business by Lessee.

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         6.1 Use of Premises.  The Premises  shall be used by Lessee  solely for the purpose of operating thereon a mobile home community and related amenities, and for subleasing a golf course and marina and related businesses. Lessee shall not suffer or permit all or any part of the Premises to be used for any other business or purpose or by any other person without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

         6.2 Governmental Regulation. Lessee, at its expense, shall comply with all federal, state and local laws, ordinances, orders, rules, regulations (including, without limitation, the Americans with Disabilities Act), all agreements and covenants of public record pertaining to all or any portion of the Premises now or hereafter in force, and all recommendations of the Fire Underwriters Rating Bureau, with respect to the Premises. Without limiting the foregoing, Lessee shall be required to effect any structural repair, improvement, alteration or other change to the Premises and improvements thereon by reason of any such laws, ordinances, rules, regulations, covenants or agreements.

         6.3 Waste or Nuisance. Lessee shall not commit or suffer to be committed any waste upon all or any portion of the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any surrounding property owners.

         Article 7   Covenants of Lessee.

         Lessee  covenants and agrees that, at all times during the Term of this
Lease:

         7.1 Use of Premises. Lessee will use commercially reasonable efforts to sublease substantially all of its interest in the Premises.

         7.2 Source of Income. Substantially all of the gross income derived by Lessee pursuant to such subleases will constitute income that would qualify as "rents from real property" within the meaning of Section 856(d) of the Code, determined as if such income had been received or accrued by CAX. Substantially all of the gross income derived by Lessee from all sources will constitute either "rents from real property" as described in the preceding sentence, or other income of a character which is described in Section 856(c)(3) of the Code.

         7.3 Tax Classification. Lessee will not be treated as a corporation for federal income tax purposes; provided, however, that it may be wholly owned and treated as an entity that is disregarded for federal income tax purposes pursuant to the rules of Section 301.7701-3(b)(1)(ii) of the Treasury Regulations, with its assets and income treated as those of its owner.

         7.4 Assets. Lessee will not hold securities of any one issuer, within the meaning of Section 856(c)(4)(B) of the Code, in an amount that exceeds 5 percent of the value of

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Lessee's  gross  assets.  Lessee  will not hold any  direct or  indirect  equity interest in any entity that is treated as a corporation for federal income tax purposes.

         7.5 Ownership of REIT Stock. Lessee, together with those persons who directly and indirectly own any interest in Lessee, shall not own, individually or in the aggregate, directly, indirectly or by attribution (as determined for purposes of Section 856(d) of the Code),10 percent or more in value of the stock of CAX.

         7.6 Cooperation. Lessee will cooperate with Lessor in ascertaining compliance with each of the covenants set forth in this Article 7. Such cooperation shall include, without limitation, to the extent requested by Lessor, providing financial statements, copies of subleases and other information, completing questionnaires and certificates, and causing knowledgeable officers, employees or agents to be available to answer questions for Lessor and its agents. The covenant to cooperate as set forth in this paragraph 7.6 shall continue beyond the term of this Lease to the extent reasonably requested by Lessor.

         Article 8  Maintenance of Premises.

         8.1 Maintenance by Lessee. Lessee shall at all times keep the Premises and all improvements located thereon (including, without limitation, all slabs, footers, walls, roofs and other structural elements, all glass, windows, floors, partitions, doors, fixtures, equipment and appurtenances thereof, lighting, heating, plumbing fixtures and air conditioning equipment, but excluding all items including mobile home units owned by residential tenants), in good order and repair, and in a clean and sanitary condition, and shall make all necessary repairs, ordinary and extraordinary, foreseen and unforeseen, including all necessary replacements, alterations, additions and betterments, using material and equipment of like kind and quality to the original improvements.

         If Lessee fails to maintain and repair Premises and improvements thereon as required hereunder to the satisfaction of Lessor, then within thirty
(30) days after written request, Lessor shall then have the right to enter the Premises to make such repairs at Lessee's expense, without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures, or other property or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay as Additional Rent Lessor's cost of making such repairs, plus ten percent (10%) of the cost thereof for overhead, within thirty
(30) days of presentation of the bill therefor, which shall be conclusive evidence of the amount of such cost. Any sums not so paid shall bear interest at the Default Rate from the date due until paid.

         8.2      Delivery at Expiration.
         Upon the expiration of the tenancy hereby created, Lessee shall surrender the Premises in the same condition as existing upon delivery of possession thereof under this

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Lease,  reasonable wear and tear excepted,  and shall surrender all keys for the
Premises to Lessor at its place then fixed for the payment of Rent. Lessee shall remove all of its trade fixtures and any alterations or improvements which have not become the property of the Lessor pursuant to Section 9.1 hereof, before surrendering the Premises as aforesaid and shall repair any damage to the Premises or improvements thereon caused thereby. Lessee's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

         Article 9  Fixtures, Improvements.

         9.1 Ownership of Improvements. All alterations, replacements and improvements permanently affixed to the Premises by Lessee shall become the property of Lessor upon termination of this Lease or any extension or renewal and shall remain on the Premises in absence of a written agreement of Lessor to the contrary. Upon expiration of this Lease, or any renewal term thereof, any property belonging to Lessee which Lessee has failed to remove from the Premises shall forthwith become the property of Lessor and Lessee shall be liable for the cost of removal thereof. Notwithstanding the foregoing, however, mobile home units may be removed at any time by the owners thereof.

         9.2 Lessee  Shall  Discharge  All Liens.  Except as provided in Section
21.11 below, Lessee shall not have any authority to create any liens for labor, services, materials or other items required by any improvements upon the Premises, and the interest of Lessor shall not be subject to liens for improvements made by or on behalf of Lessee. Lessee shall promptly pay all contractors and materialmen working on the Premises on its account, so as to minimize the possibility of a lien attaching to any of the Premises. Should any such lien be made or filed, Lessee shall notify Lessor immediately and bond against or discharge the same within thirty (30) days after such lien is made or filed.

         Article 10  Insurance and Indemnity.

         10.1 Liability Insurance. Lessee shall procure and maintain throughout the Term, at its sole expense, (a) Workers' Compensation and Comprehensive General Liability Insurance (with contractual liability endorsement) insuring Lessor and Lessee against all claims arising out of Lessee's use or occupancy of the Premises or the condition of the Premises, in an amount not less than $1,000,000 with respect to injuries to, or death of, any one person, and an amount not less than $2,000,000 with respect to any one occurrence or disaster, and an amount not less than $500,000.00 with respect to property, and (b) business interruption insurance, insuring loss of profits in the event of an insured peril damaging the Premises.

         10.2 Casualty Insurance. Lessee shall keep in force at its own expense throughout the term of this Lease all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage, and other perils of direct physical loss or damage insuring the common area improvements located on the Premises for the full replacement value thereof. Lessee will have such casualty insurance policy endorsed to show Lessor as a loss payee.

         10.3 General. Lessee's liability and casualty insurance policies will provide for at least thirty (30) days notice to Lessor before reduction of policy limits, cancellation, or any other policy changes adverse to the Lessor's interest. Lessee will furnish Lessor with a copy of policy or policies of such insurance and/or certificates thereof prior to the commencement of the Initial Term and thereafter within fifteen (15) days after Lessor's request. If Lessee shall not comply with the provisions of this Article 10, Lessor may, at its option, cause insurance as aforesaid to be issued, and in such event, Lessee agrees to pay the premium for such insurance plus ten percent (10%) of the cost thereof for overhead, within five (5) days of Lessor's demand. Any sums not so paid shall bear interest at the Default Rate from the date due until paid. Lessee agrees to periodically increase the limits of the insurance required hereunder to commercially reasonable limits.

         10.4 Indemnity by Lessee. Lessor shall not be liable to Lessee or Lessee's employees, agents, visitors or any other person for injury to person or damage to or loss of property on or about the Premises, or arising out of the use of the Premises by Lessee, or the conduct of its business thereon, or arising out of any breach or default by Lessee in the performance of its obligations hereunder, or resulting from any other cause except Lessor's sole negligence. Lessee shall indemnify, save harmless and defend Lessor from and against any and all suits, claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising with respect to the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its officers, agents, servants, contractors, employees or invitees.

         10.5 Employer's Liability Insurance. Lessee shall, throughout the term of this lease or any renewal thereof, maintain such workmen's compensation or employer's liability insurance as may be required by law and shall indemnify and hold harmless the Lessor against any loss, claim or demand of employees, agents, contractors and subcontractors of the Lessee.

         10.6 Waiver of Subrogation. Lessor and Lessee hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by default or negligence of the other party or anyone for whom such party may be responsible.

         Article 11  Assignment and Subletting.

         Except for subleases for the operation and maintenance of the Golf Course, Marina and related facilities to Riverside Golf Course and Marina, L.L.C., a Delaware limited liability company and the water and sewer treatment facilities to Riverside Utilities, L.L.C., a Delaware limited liability company and residential lot leases or tenancies, and other than as permitted in Paragraph 21.11 herein, Lessee shall not (a) assign, or in any other manner transfer this Lease or any estate or interest therein; (b) sublet the Premises or any part thereof; (c) permit the transfer of ownership interests in Lessee so as to result in a change in the control of Lessee; or (d) permit any other person to become Lessee by merger, consolidation, or otherwise (all of the above being a "Transfer"), without the prior written consent of Lessor, such consent to be withheld in the sole and absolute discretion of Lessor. Consent by Lessor to one or more Transfers shall not operate as a waiver of Lessor's rights as to any subsequent Transfer.

         Lessee shall give Lessor at least sixty (60) days advance written notice of any proposed Transfer, accompanied by a copy of the proposed Transfer documents, including such additional information, including financial information, as Lessor reasonably requests regarding such transferee.

         Article 12 Events of Default/Remedies.

         12.1 Default. Lessee shall be deemed in default of its obligations under this Lease upon the occurrence of any of the following:

                  (a) Lessee's failure to pay Rent when due, which default is not cured within fifteen (15) days after written notice thereof by Lessor to Lessee;

                  (b) Lessee's failure to perform any other covenant, promise, or obligation of this Lease, other than the payment of Rent, for a period of more than thirty (30) days after written notice thereof by Lessor to Lessee, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Lessee proceeds to diligently cure the default;

                  (c) Lessee shall be late twice during any twelve (12) month period in the payment of Rent or other sums or charges due Lessor under this Lease, or shall repeatedly default in the keeping, observing or performing of any other covenants or agreements herein contained to be kept, observed or performed by Lessee (provided notice of such non-payment or other defaults shall have been given to Lessee, but irrespective of whether or not Lessee shall have timely cured any such payment or other default of which notice was given);

                  (d) The appointment of a receiver or trustee for Lessee;

                  (e)  Lessee   voluntarily   petitions  for  relief  under,  or
otherwise seeks the
benefit of, any bankruptcy, reorganization, or insolvency law;

                  (f) The sale of Lessee's interest under this Lease by execution or other legal process;

                  (g) Lessee's abandonment of the Premises during the term of this Lease;

                  (h) Lessee's making an assignment of this Lease for the benefit of creditors;

                  (i) Any sale, transfer, assignment, subleasing, concession, license, or other disposition prohibited under Article 11 hereof; or

                  (j) Lessee shall do or permit to be done anything that creates a lien upon the Premises and shall fail to obtain the release of any such lien or to transfer the lien to bond as required herein.

         12.2 Remedies. In the event of any default hereunder, Lessor shall be entitled to declare this Lease to be terminated and re-enter upon and take possession of the Premises with prior written notice to Lessee, whereupon the term hereby granted and all right, title and interest of Lessee in the Premises shall terminate. Such termination shall be without prejudice to Lessor's right to collect from Lessee any Rent that may have accrued prior to such termination, or to recover damages suffered as a consequence of the breach of a covenant contained in Article 7, or the falseness of a representation contained in paragraph 21.10 hereof.

         12.3 Legal Expenses. In case suit be brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Lessee to be kept or performed, Lessee shall pay to Lessor all expenses incurred therefor, including attorneys' fees.

         Article 13   Access by Lessor.

         Lessor or Lessor's agents shall have the right, after reasonable prior notice to Lessee, to enter the Premises to show them to prospective purchasers.

         Article 14  Lessee's Property.

         14.1 Taxes on Lessee's Leasehold. Lessee shall be responsible for and shall pay before delinquency, all municipal, county, state and federal taxes assessed during the term of this Lease against personal property and trade fixtures of any kind, owned by or placed in, upon or about the Premises by Lessee.

         14.2 Loss and Damage. Lessor shall not be liable for any damage to property of Lessee or of others located on the Premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise. Lessor shall not be liable to Lessee for and Lessee shall hold Lessor harmless from and indemnify Lessor against any claims arising from injury to or death of persons or damage to property resulting from fire, explosion, gas, electricity, water, flood, air pollution, rain or leaks from any part of the Premises or from the pipes, appliances or plumbing works or by dampness or by any other cause of whatever nature. Lessor shall not be liable to Lessee for any such damage caused by other Lessees or person in the Premises, occupants of any of the Premises or of adjacent property, or the public or caused by operations in construction of any private, public or quasi-public work.

         14.3 Notice by Lessee. Lessee shall give immediate notice to Lessor in case of fire or other casualty or accidents in the Premises or in the building, or of defects therein or in any fixtures or equipment.

         Article 15  Holding Over, Successors.

         15.1 Holding Over. This Lease and the tenancy hereby created shall cease and terminate at the end of the Initial Term, or any Renewal Term, as the case may be, without the necessity of any notice from either Lessor or Lessee to terminate the same, and Lessee hereby waives notice to vacate the Premises and agrees that Lessor shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a Lessee holding over to the same extent as if statutory notice had been given.

         Any holding over after the expiration of the term hereof, with the consent of the Lessor, shall be construed to be a tenancy from month to month for the Rent provided herein (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

         15.2 Successors. All rights and liabilities herein given to or imposed upon, the parties hereto shall insure to the benefit of and be binding upon their respective heirs, executors, administrators, successors and assigns, and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as provided elsewhere in this Lease.

         Article 16  Condemnation.

         If the whole of the Premises or such a portion thereof as will make the Premises unusable for the purpose leased, as reasonably determined by Lessor, be condemned or taken in any manner for public use, then in either event the Term shall cease and come to an end as of the date of the vesting of title in such public authority and all Rent payable by Lessee to Lessor hereunder shall be paid by Lessee up to the date of the taking. All compensation and damages awarded in connection with any such taking of the Premises shall be allocated as follows: (i) to Lessor for its fee interest in the Premises (including its interest as Lessor under this Lease, and its reversionary interest in the improvements located on the Premises); and then, (ii) to Lessee for its leasehold estate and its fee interest in the improvements (subject to Lessor's reversionary interest therein) immediately prior to such taking. If a portion of the Premises is condemned or taken and this Lease is not terminated as aforesaid, this Lease shall not be terminated and shall continue without any abatement of Rent, and Lessee shall, after such partial taking, at its sole cost and expense, repair and restore any damage caused by any such partial taking to the common area improvements so that after the completion of such restoration the common area improvements shall be, as nearly as possible, in a condition as good as the condition thereof or immediately prior to such partial taking. In the event of any such partial taking the net award therefor shall be deposited with Lessor. Lessor shall then make available to Lessee all of said award to affect the restoration, unless Lessee is in default hereunder. Upon completion of such restoration, any portion of the award then remaining will belong to Lessor to the extent of the value of Lessor's interest in the award and thereafter to Lessee (as described in (ii) above), any such award retained by Lessor (or retained pursuant to the paragraph immediately below) shall result in an equitable reduction in Base Rent. If the cost of the restoration required to be made by Lessee under this Lease shall exceed the amount of the award therefore, the deficiency shall be paid by Lessee. In no event shall Lessor be liable to Lessee for any business interruption, diminution in use or for any value of any unexpired term of this Lease.

         If all or any portion of the Premises shall be taken by any competent authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of Rent, notwithstanding any other provision of this Lease, statute or rule of law to the contrary, and Lessee shall, in such event, be entitled to any award specifically made for the repair and restoration of any damage to the Premises, or any improvements thereon, as a result of such temporary use or occupancy and to the entire award for such taking to the extent that the same shall be applicable to the period of such temporary use or occupancy included in the Term and Lessor shall be entitled to the remainder of the award. Lessee, however, shall, upon the termination of the temporary taking (or earlier, at Lessee's sole discretion), at its sole cost and expense, repair and restore any damage to the common area improvements located on the Premises caused by such temporary use or occupancy, whether or not the award received by Lessee is sufficient for such purpose.

         Article 17  Destruction of Premises.

         If the Premises shall be totally or partially  damaged by fire or other
casualty,   Lessee  shall  immediately  undertake  to  repair  the  common  area improvements located on the

Premises to substantially the same condition as existed prior to such casualty, Lessee shall be entitled to all insurance proceeds payable as a result of such casualty, and Rent shall not be abated. However, if the Premises are substantially or totally destroyed by fire or other casualty, Lessor shall have the option of terminating this Lease upon thirty (30) days prior written notice to Lessee, whereupon Lessor shall be entitled to all insurance proceeds payable as a result of such casualty. Lessor shall not liable for any inconvenience or interruption of business of Lessee occasioned by fire or other casualty.

         Article 18  Hazardous Substances.

         Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, in or about the Premises except in compliance with all applicable laws and regulations. If any Hazardous Substance is used, stored, generated, or disposed of on, in, or about the Premises, or if the Premises become contaminated in any manner, Lessee shall indemnify, defend and hold harmless Lessor from any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including attorneys', consultants', and experts' fees), liabilities, losses and expenses arising during or after the term of this Lease, arising as a result of such contamination. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limiting the foregoing, if Hazardous Substances are present on, in, or about the Premises, Lessee, at its sole expense, shall promptly take any and all necessary actions to return the Premises to the same condition that existed prior to the presence of any such Hazardous Substance on, in or about the Premises. Lessee shall first obtain Lessor's approval for any such remedial action.

         As used herein, the term "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State in which the Premises are located, or the United States government. "Hazardous Substance" includes any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not limited to, solvents, asbestos, polychlorobiphenyls, waste oil and petroleum.

         Article 19  Subordination.

         This Lease is and shall be subject and subordinate to any mortgage which may now or hereafter affect the Premises, provided that neither Lessee nor any residential tenant shall be disturbed in possession of the Premises. Lessee, upon demand at any time or times by Lessor, shall execute, acknowledge and deliver to Lessor, without expense to Lessor, any and all instruments and certificates that may be necessary or proper to subordinate this Lease and the rights of the Lessee hereunder to the lien of any such mortgage or mortgages as aforesaid, provided such instrument contains non-disturbance language in favor of Lessee and the mobile home unit tenants. Furthermore, at any time and from time to time, Lessee, upon the request of Lessor, will execute, acknowledge and deliver an instrument, stating, if the same be true, that this Lease is in full force and effect, that there are no offsets, defenses or counterclaims with respect to the payment of Rent reserved hereunder and certifying such other information as may be requested by Lessor or Lessor's lender. Such instrument will be executed by Lessee and delivered to Lessor within fifteen (15) days of receipt of request therefor.

         Article 20  Sale.

         In the event of a sale of the Premises during the term of this Lease, Lessor and Lessee agree that the sales proceeds less reasonable closing costs (the "Net Sales Proceeds") shall be paid first to Lessor in an amount equal to the Acquisition Amount and Capital Expenditures funded by Lessor, as the case may be, plus a fifteen percent (15%) internal rate of return on such Acquisition Amount and Capital Expenditures (with such 15% internal rate of return calculated by taking into account Rent paid to Lessor (prepaid and otherwise) and all casualty insurance and condemnation proceeds received by Lessor); with the remaining Net Sale Proceeds distributed based on the percentage of net cash flow being paid Lessor and Lessee as of the date of the sale.

         Article 21  Miscellaneous.

         21.1 Waiver. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of any previous breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of the Lessee to pay the particular rental so accepted, whether or not Lessor had knowledge of such previous breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Lessor, unless Lessor waives the same in writing.

         21.2 Accord and Satisfaction. No payment by Lessee or receipt by Lessor of an amount less than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         21.3 Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

         21.4 Notices. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid, return receipt requested, and shall be addressed, (a) if to Lessee, at the Premises or at such other address as the Lessee shall designate by written notice and, (b) if to Lessor, 3410 South Galena Street, Suite 210, Denver, Colorado 80231, or at such other address as Lessor may designate by written notice.

         21.5 Captions and Section Numbers. The captions, section numbers and article numbers and an index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

         21.6 Use of Pronoun. The use of the neuter singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference even though Lessor or Lessee may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessor or Lessee and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         21.7 Partial Invalidity. If any term, covenant or condition of this Lease, the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         21.8 Florida Laws to Govern. This Lease shall be construed according to the laws of the State of Florida.

         21.9 Net Lease. It is intended by the parties that this Lease be a "net lease", imposing upon Lessee the obligation to pay all charges of every kind and nature in connection with the use and occupancy of the Premises, whether or not recited herein and whether foreseeable or unforeseeable, including, but not limited to, utilities, fees, costs, real estate taxes, sales and use taxes, and all maintenance and repair costs associated with the Premises and the improvements located thereon.

         21.10 Representations and Warranties. Lessee represents and warrants to Lessor that (i) Lessee is a duly authorized and valid existing Delaware limited liability company; (ii) Lessee is adequately capitalized and expects, throughout the term of the Lease, to be able to satisfy its obligations on a continuing basis as they become due and to derive a commercially reasonable profit in respect of its position in the Lease; (iii) Lessee has the full right and authority to enter into this Lease; (iv) each of the persons executing this Lease on behalf of Lessee is authorized to do so; and (v) this Lease constitutes a valid and legally binding obligation of Lessee, enforceable in accordance with the terms.

         Lessor represents and warrants to Lessee that (i) Lessor is a duly authorized and validly existing Delaware limited liability company, (ii) Lessor has the full right and authority to enter into this Lease, (iii) each of the persons executing this Lease on behalf of Lessor is authorized to do so, and
(iv) this Lease constitutes a valid and legally binding obligation of Lessor, enforceable in accordance with the terms.

         21.11 Right to Encumber Leasehold Estate. Lessee shall have the unrestricted right, from time to time, to encumber, hypothecate or mortgage
Lessee's leasehold estate to a leasehold mortgagee (the "Leasehold Mortgagee") without the prior consent of Lessor (the "Leasehold Mortgage"). In no event shall Lessor be obligated to encumber its fee interest in the Premises under any such Leasehold Mortgage. Such Leasehold Mortgage shall simultaneously encumber Lessee's title to and interest in the improvements located on the Premises. Lessor consents to the inclusion of a provision in the Leasehold Mortgage for the assignment of rents from leases to mobile home tenants to the Leasehold Mortgagee, effective upon any default under the Leasehold Mortgage. Lessor and Lessee hereby agree to cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of implementing the Leasehold Mortgagee protection provisions contained in this Lease and allowing such Leasehold Mortgagee reasonable means to protect or preserve the lien of the Leasehold Mortgage on the occurrence of a default hereunder. Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effectuate any such amendment; provided, however, that any such amendment shall not in any way affect the Term or Rent under this Lease, nor otherwise in any material respect adversely affect any rights of Lessor under this Lease Notwithstanding anything to the contrary contained herein, Lessee's rights as set forth in this paragraph 21.11 are subject in each case to Lessee's obligations contained in Articles 7 and 11 hereof.

         21.12 Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Hillsborough county public health unit. Lessor makes no representations, warranties or covenants express or implied regarding Radon.

         21.13 Facsimile/Counterpart. This Lease may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. An executed facsimile copy of this Lease shall be binding for all purposes.

         IN WITNESS WHEREOF, Lessor and Lessee have signed and sealed this Lease as of the day and year first above written.

Witnesses:
                                               LESSOR:

                                               CAX RIVERSIDE L.L.C., a Delaware
                                               limited liability company
/s/ Janet Johnson
Name: Janet Johnson                            By:  Commercial Assets, Inc., a
                                                    Maryland corporation, sole
                                                       member

/s/ Marie Ferguson
Name: Marie Ferguson                                By: /s/ Bruce E. Moore
                                                         Bruce E. Moore
                                                         Its President

                                                   Dated as of November 20, 1998

                                               LESSEE:

                                               Riverside Golf Course Community
                                               L.L.C., a Delaware limited
                                               liability company
/s/ Janet Johnson
Name: Janet Johnson                            By:  Community Acquisition and
                                                    Development Corporation, a
                                                    Delaware corporation

/s/ Marie Ferguson
Name: Marie Ferguson                                By: /s/ Joseph W. Gaynor
                                                       Joseph W. Gaynor
                                                       Its President

                                                   Dated as of November 20, 1998